UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-39587	87-1240344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street, Room 415

San Francisco, California 94102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 938-6300

223 N. Mathilda Avenue

Sunnyvale, California 94086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	ME	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2025, 23andMe Holding Co., a Delaware corporation (the “Company”), entered into a binding term sheet (the “DIP Term Sheet”) with JMB Capital Partners Lending, LLC (“JMB”), pursuant to which, and subject to the satisfaction of certain conditions, including the approval of the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”) (which has not been obtained at this time), JMB agreed to provide loans under a non-amortizing priming superpriority senior secured term loan credit facility in an aggregate principal amount up to $35 million (the “DIP Facility”). The terms and conditions of the proposed DIP Facility are set forth in the DIP Term Sheet. The Company expects to enter into a credit agreement governing the DIP Facility with JMB and its subsidiaries (the “DIP Credit Agreement”).

The DIP Facility will include conditions precedent, representations and warranties, affirmative and negative covenants, and levels of default customary of financings of this type and size. The proceeds of all or a portion of the proposed DIP Facility may be used by the Debtors in accordance with the terms of the DIP Term Sheet, including without limitation, (i) to pay the administrative costs of the Chapter 11 Cases (as defined below) and (ii) for working capital and other general corporate purposes, in all cases on the terms, and subject to the conditions, set forth in the DIP Credit Agreement and the applicable orders of the Court.

The foregoing summary of the DIP Facility is qualified in its entirety by reference to the complete text of the DIP Term Sheet.

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Filing

On March 23, 2025, the Company and certain of its subsidiaries listed on Exhibit 99.1 (collectively, the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Court (the “Chapter 11 Cases”). In addition to the petitions, the Company has filed, among other things, a motion with the Court seeking to jointly administer the Chapter 11 Cases under the caption In re 23andMe Holding Co., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Court motions seeking a variety of “first-day” relief, including the authority to pay employee wages and benefits and compensate certain vendors and suppliers on a go-forward basis. The Debtors have also filed a motion seeking approval to reject numerous contracts, including the real estate leases in Sunnyvale and South San Francisco, to reduce the Company’s ongoing operating expenses.

The Debtors have also filed a motion seeking authorization to pursue a structured sale of their assets pursuant to a competitive auction and sale process under Section 363 of the Bankruptcy Code. The Special Committee (the “Special Committee”) of the Board of Directors (the “Board”) of the Company has engaged Moelis & Company LLC to advise on the Company’s strategic options, including a potential sale of all, substantially all, or a portion of the Debtors’ assets in connection with the Bankruptcy Petitions. Any of those sales would be subject to review and approval by the Court and compliance with court-approved bidding procedures. The Company cannot be certain that the Company’s securityholders will receive any payment or other distribution on account of their shares following such sales.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer Appointment

On March 21, 2025, Anne Wojcicki, the Company’s Chief Executive Officer and President, by mutual agreement between Ms. Wojcicki and the Special Committee, tendered her resignation as an officer of the Company to the Board, which such resignation was effective at 5:00 p.m., Eastern Time, on March 23, 2025 (the “Resignation Effective Time”). Ms. Wojcicki continues to serve as a Class III director on the Board.

On March 21, 2025, following Ms. Wojcicki’s resignation and effective as of the Resignation Effective Time, the Board appointed Joseph Selsavage, the Company’s current Chief Financial and Accounting Officer, as Interim Chief Executive Officer and Interim President. Mr. Selsavage will serve as the Company’s principal executive officer on an interim basis, while he continues to serve as the Company’s principal financial officer and principal accounting officer. Mr. Selsavage’s biographical information (as required by Item 401(b) of Regulation S-K) and business experience (as required by Item 401(e) of Regulation S-K) is set forth on page 34 of the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on July 16, 2024 and is incorporated herein by reference. There are no family relationships between Mr. Selsavage and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Selsavage that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Selsavage and any other persons pursuant to which he was selected as the Company’s Interim Chief Executive Officer and Interim President.

Except as described below under “Selsavage Retention Agreement,” there are no material changes or amendments to Mr. Selsavage’s compensation arrangements.

Director Appointment

On March 21, 2025, the Board increased the size of the Board from four members to five members (the “Board Increase”) in accordance with the Company’s Second Amended and Restated Bylaws and Certificate of Incorporation, as amended, and appointed Thomas B. Walper as a non-employee director of the Board (the “Appointment”), which such Board Increase and Appointment was subject to, and effective upon the date of (the “Bankruptcy Petitions Date”), the filing of the Bankruptcy Petitions. As Mr. Walper was appointed as a Class III member of the Board, his term will continue until the Company’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Additionally, Mr. Walper was appointed to serve as a member of the Special Committee.

In connection with the Appointment, the Board approved, and the Company entered into, that certain Agreement for Service of Independent Director with Mr. Walper (the “Director Agreement”). Pursuant to the Director Agreement, Mr. Walper will receive a $35,000 cash payment for each month that he serves on the Board (the “Director Compensation”); provided that $225,000 of the Director Compensation was payable to Mr. Walper on or prior to the Bankruptcy Petitions Date as an upfront payment (the “Payment”), and thereafter, beginning on September 1, 2025, the Director Compensation will be paid in monthly installments of $35,000 on the first of each month, prorated, as necessary, based on any amounts remaining of the Payment as of September 1, 2025; provided that, (i) if the the Bankruptcy Petitions Date had not occurred or (ii) Mr. Walper had not been appointed to the Board, in each ease, within five business days of payment of the Payment, Mr. Walper was obligated to repay the Payment to the Company. If, prior to September 1, 2025, Mr. Walper voluntarily resigns from the Board (a “Voluntary Resignation”), then he will be required to pay to the Company an amount equal to $35,000 multiplied by the number of months less than six months that the Director Agreement was in effect. A Voluntary Resignation does not include any involuntary resignation, including any such resignation arising from a change of control transaction or consummation of a transaction involving all or substantially all of the Company’s assets. Additionally, the Director Agreement provides that Mr. Walper will receive a payment of $2,500 for each day that he is required to spend more than four hours addressing matters that are outside of the regular duties associated with being a member of the Board and the Special Committee, as applicable, on account of his role as an independent director, for preparation and participation in depositions, preparation for and participation in court or other judicial or administrative hearings, participation in mediation or settlement meetings, and for participation in meetings with Company management, advisors, or external accountants or other consultants that are for purposes other than regular or special meetings of the Board or the Special Committee. Pursuant to the Director Agreement, the Company will reimburse Mr. Walper for all reasonable, necessary, and documented out-of-pocket expenses and disbursements incurred in carrying out his duties and responsibilities as an independent director, including travel on commercial flights, lodging, and local transportation in accordance with Company policies.

In addition to the Director Agreement, the Company and Mr. Walper entered into an Indemnification Agreement, consistent with the Company’s form of Indemnification Agreement that is filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024.

There are no arrangements or understandings between Mr. Walper or any other persons pursuant to which he was appointed as a director. There are no family relationships between Mr. Walper and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Walper that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Director Agreement is qualified in its entirety by reference to the complete text of the Director Agreement. The Company intends to file a copy of the Director Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2025.

Selsavage Retention Agreement

On March 21, 2025 (the “Retention Agreement Effective Date”), the Company entered into a Cash Retention Agreement (the “Retention Agreement”) with Mr. Selsavage. Pursuant to the Retention Agreement, the Company paid Mr. Selsavage a cash bonus of $500,000 on the Retention Agreement Effective Date (the “Retention Bonus”) as consideration for his continued service during the period beginning on the Retention Agreement Effective Date and ending on the earlier of (i) December 31, 2025 and (ii) the date of the Company’s emergence from bankruptcy following the effective date of a plan of reorganization approved by the Court and implemented under the Bankruptcy Code or a consummation of a comprehensive out-of-court restructuring transaction, in either case, involving the Company and/or its affiliates (the “Retention Period”). In the event that Mr. Selsavage’s employment with the Company is terminated prior to the end of the Retention Period due to (i) Mr. Selvavage’s resignation for any reason other than Good Reason, or (ii) by the Company for Cause (each as defined in the Retention Agreement), Mr. Selsavage will be required to repay to the Company, within forty-five (45) days following the date of his employment termination, the entire gross amount of the Retention Bonus (the “Retention Bonus Clawback”). The Retention Bonus Clawback will not apply if Mr. Selsavage’s employment is terminated during the Retention Period due to (x) his death or disability, (y) a termination by the Company without Cause, or (z) a resignation by Mr. Selsavage for Good Reason. The Retention Agreement does not modify any existing employment, severance, or other agreement between the Company and Mr. Selsavage.

The foregoing summary of the Retention Agreement is qualified in its entirety by reference to the complete text of the Retention Agreement. The Company intends to file a copy of the Retention Agreement as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2025.

Item 7.01	Regulation FD Disclosure.

On March 23, 2025, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It shall not be deemed to be incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Settlement Agreements

On March 21, 2025, the Company entered into settlements (the “Settlements”) with plaintiffs represented by Potter Handy, LLP in actions filed in the Superior Court of the State of California and arbitration claimants represented by Labaton Keller Sucharow LLP, Levi & Korsinsky LLP, and Milberg Coleman Bryson Phillips Grossman PLLC, relating to the previously disclosed cyber incident reported by the Company on October 10, 2023 (the “Incident”).

As of the date of this Current Report on Form 8-K and inclusive of the Settlements as well as proposed settlements previously reported by the Company, the Company has agreed to pay, subject to the satisfaction of certain conditions, an aggregate of $37.5 million to settle claims relating to the Incident brought on behalf of U.S. customers, including those who choose to exercise arbitration rights. The Settlements represent compromise settlements and shall not be construed as an admission of any liability or obligation whatsoever by any party to any other party or any other person or entity.

Chief Restructuring Officer

In January 2025, the Company authorized the employment of Alvarez & Marsal North America, LLC (“A&M”) as the Company’s financial advisor. On March 21, 2025, the Board appointed Matthew Kvarda to serve as Chief Restructuring Officer (“CRO”) of the Company, which such appointment was subject to the filing of the Bankruptcy Petitions and effective upon the Bankruptcy Petitions Date. In connection with Mr. Kvarda’s appointment, the Company entered into that certain Engagement Letter (the “Engagement Agreement”) with A&M, to set forth the terms of A&M’s engagement and Mr. Kvarda’s service as the Company’s CRO. As further set forth in the Engagement Letter, Mr. Kvarda’s authority as CRO includes, in connection with the Company’s advisors and management, (a) performing a financial review of the Company, (b) assisting in the identification (and implementation) of cost reduction and operations improvement opportunities, (c) assisting with the Special Committee’s review of possible restructuring plans or strategic alternatives, (d) serving as the principal contact with the Company’s creditors with respect to financial and operational matters, and (e) upon the mutual agreement of A&M and the Company, providing additional A&M employees to assist the CRO in the execution of his duties.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent Kroll at https://restructuring.ra.kroll.com/23andMe, by calling (888) 367-7556, or by sending an email to 23andMeInfo@ra.kroll.com. The documents and other information available via website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. The Company cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of the Company), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements, which could include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the Debtors’ plans to pursue a structured sale of their assets pursuant to a competitive auction and sale process under Section 363 of the Bankruptcy Code, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; whether the Company will emerge, in whole or in part, from the Chapter 11 Cases as a going concern, trading price and volatility of the Company’s Class A Common Stock, and the ability of the Company to remain listed on The Nasdaq Capital Market. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Filing Subsidiaries

99.2	Press Release, dated March 23, 2025

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

23ANDME HOLDING CO.

Date: March 24, 2025	By:	/s/ Joseph Selsavage
Name: Joseph Selsavage
Title: Interim Chief Executive Officer and Chief Financial and Accounting Officer